As filed with the Securities and Exchange Commission on July 18, 1997
                                                Registration No. 333-25421
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                                   AVERT, INC.
               (Exact name of registrant as specified in charter)

          Colorado                                       84-1028716
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                  301 Remington
                          Fort Collins, Colorado 80524
                                 (970) 484-7722
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                 Dean A. Suposs
                                  301 Remington
                          Fort Collins, Colorado 80524
                                 (970) 484-7722
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                            Thomas H. Maxfield, Esq.
                              Baker & Hostetler LLP
                           303 East Seventeenth Avenue
                                   Suite 1100
                             Denver, Colorado 80203

              Approximate date of commencement of proposed sale to
           the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                               CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                  Proposed maximum         Proposed maximum
        Title of each class of               Amount to be        offering price per       aggregate offering          Amount of
      securities to be registered             registered              share(1)                 price(1)           registration fee
====================================================================================================================================

Common Stock, par value $.01 per share          100,000               $8.875                   $887,500                $269(2)
====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(2) Paid at the time of the initial filing of this Registration Statement on April 17, 1997.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                 100,000 Shares

                                   AVERT, INC.


                                  Common Stock


     Avert, Inc., a Colorado corporation ("Avert" or the "Company"), is registering, for possible future resale from time to time by the holders thereof (the "Selling Stockholders"), 100,000 shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock"). None of the Shares is outstanding as of the date of this Prospectus. The Shares are issuable upon exercise of warrants currently held by the Selling Stockholders. None of the 100,000 Shares may be sold hereunder until the related warrant is exercised and the exercise price is paid to the Company. Pursuant to the terms of the registration rights granted by the Company with respect to the Shares, the Company has agreed to pay all expenses associated with the preparation and filing of this Registration Statement (approximately $10,000). The Company is required to keep the Registration Statement, of which this Prospectus is a part, effective for a period of up to twelve months from the date of this Prospectus. The Company will not receive any proceeds from the sale of the Shares. See "Selling Stockholders" and "Description of Securities."

     The Common Stock is traded on the Nasdaq National Market under the symbol AVRT. On July 16, 1997, the closing sales price of the Common Stock was $8.875 per share.

                               ------------------

             Prospective purchasers of Common Stock should consider
                        carefully the matters set forth
                              under "Risk Factors."
                               ------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
          THE SECURITIES AND EXCHANGE COMMISSION OR ANY SATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                               ------------------

     The Selling Stockholders may offer the Shares offered hereby from time to time to purchasers directly or through agents, brokers or dealers. The Shares may be sold at market prices prevailing at the time of sale or at negotiated prices. The agents, brokers or dealers through whom sales are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any amounts received by them in exchange for their services in connection with such sales may be deemed to be underwriting commissions. See "Plan of Distribution."


                                  July 22, 1997

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.


                              AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded on the Nasdaq National Market. The foregoing materials can also be inspected at the National Association of Securities Dealers, Inc., 1735 K. Street, N.W., Washington, D.C. 20006.

     The Company has also filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Shares, reference is made to the Registration Statement, copies of which may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees. In addition, the Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The Company is such a filer. The Commission's web site address is (http://www.sec.gov).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



     The following documents, which have been filed by the Company with the Commission, are hereby incorporated by reference into this Prospectus:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated June 22, 1994.

     All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Jamie Burgat, Vice President of Operations, Avert, Inc., at the Company's principal executive offices located at 301 Remington, Fort Collins, Colorado 80524. Telephone requests may be directed to Ms. Burgat at
(970) 484-7722.

                                   THE COMPANY


     Avert is an information service bureau engaged primarily in the business of verifying job applicant background information for employers. The background checks are made through the use of databases and a national network of couriers (engaged on an independent contractor basis) developed by Avert since its organization in June 1986. The background information products and services currently provided by the Company consist of: criminal records, workers' compensation histories, driving records, reference checks, credit histories, social security number use, education validation and credential validation. Avert has also developed employment application forms for sale to customers.


                                  RISK FACTORS


     In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following factors relating to the Company and its business when evaluating an investment in the Shares offered hereby.

Proposed Expansion of Company Operations; Associated Risks

     The Company's sales have grown significantly since inception. Historically, the Company has developed its products and services internally and, until January 1995, when it expanded its sales force in four regions of the country, conducted its operations from a single office in Colorado. As part of its continuing growth strategy, the Company intends to accelerate market presence throughout the United States, which includes, among other things, engagement of independent commission-based sales representatives located in geographic regions of the country, employment of sales representatives at the Company's headquarters, and arrangements with resellers of the Company's products and may include establishing relationships with certain strategic partners. Avert also intends to use the net proceeds of its initial public offering completed in June 1994 ("IPO") to acquire other companies, assets and/or product lines that either complement or expand its existing business. Implementation of these strategies could involve a number of risks, including diversion of management time and Company financial resources to increased marketing efforts, review of acquisition candidates and assimilation of the acquired intangible assets. The impact of these strategies on the Company's operations, both long-term and short-term, remains unknown, but because of the foregoing factors, among others, the Company's growth rate for at least the short term could be adversely impacted. In addition, no portion of the net proceeds of the IPO has been allocated for any specific acquisition, and, although the Company has identified and has held, and will continue to hold, discussions from time-to-time with potential acquisition candidates, no acquisition has been made and none is considered probable as of the date of this Prospectus. Accordingly, no assurance can be given that Avert will be successful in acquiring other companies, assets or product lines.

Government Regulation

     The Company is a "consumer reporting agency" within the meaning of the term as used in the Fair Credit Reporting Act, as amended ("FCRA"), and, therefore, must comply with the various consumer credit disclosure requirements of the FCRA. Willful or negligent noncompliance would result in civil liability to the subjects of reports. Also, the Americans with Disabilities Act of 1990 ("ADA") contains pre-employment inquiry and confidentiality restrictions designed to prevent discrimination against individuals with disabilities in the hiring process. Although the Company's business is not directly regulated by the ADA, the use by its customers of certain information sold to them is regulated, both in respect to the type of information and the timing of its use. State laws also impact the Company's business. There are a number of states which have laws similar to the FCRA, and some states which have human rights laws more strict than the ADA. In addition, to the Company's knowledge, at least four states require companies engaged in the type of business conducted by the Company to be licensed in order to conduct business within those states. The Company has obtained the necessary license in each of those four states. In addition, several other states may require licensing of the Company's business. See "Risk Factors--Licensing Requirements." A large number of states also regulate the type of information which can be made available to the public and/or impose conditions to the release of the information. For example, some state laws prohibit access to certain types of information, such as workers' compensation histories or criminal histories, while others restrict access without a signed release from the subject of the report. In addition, many privacy and consumer advocates and federal regulators have become increasingly concerned with the use of personal information, particularly credit reports. Attempts have been made and will continue to be made by these groups to adopt new or additional federal and state legislation to regulate the use of personal information. Federal and/or state laws relating to access and use of personal information, in particular, and privacy and civil rights, in general, amended or enacted in the future could materially adversely impact Avert's operations.

Licensing Requirements

     To the Company's knowledge, at least four states of the 49 states in which the Company sold its products and services during 1996 require consumer reporting agencies, such as the Company, to obtain a license to conduct business within those states. The Company has obtained the necessary licenses in each of those states. Several other states may require licensing of the Company's business. Although the Company believes that it will be able to obtain the licenses from these other states, if required, the inability to do so could have an adverse impact on the Company's operations. Operation of an unlicensed business is a misdemeanor under the laws of many states generally punishable by fines and/or imprisonment and could be grounds for denial of a license, if required.

Legal Considerations

     Under general legal concepts and, in some instances, by specific state and federal statute, the Company could be held liable to customers and/or to the subjects of background checking reports prepared by the Company for inaccurate information or misuse of the information. The Company maintains internal policies designed to help ensure that background information retrieved by it is accurate and that it otherwise complies with the provisions of the FCRA. Avert, however, does not currently maintain liability insurance to cover claims by customers or the subjects of reports. The Company has explored the possibility and feasibility of liability insurance for this purpose. However, because of the nature of the Company's business, claims at least from subjects of reports prepared by the Company would be based at least in part on discrimination. Based on the Company's research, losses from such claims are either uninsurable or the insurance that is available is so limited in coverage that it is not economically practicable. The Company intends to continue its efforts to obtain insurance coverage for such claims. To date, the Company has been named as a co-defendant in three lawsuits alleging violations of the FCRA. All three lawsuits have been dismissed by the court. No assurance can be given that claims made against the Company in the future can be successfully defended. Uninsured losses from claims could adversely impact the operations and financial condition of the Company.

Reliance on Key Personnel

     The success of the Company continues to be dependent upon the efforts of the key personnel of Avert, particularly Dean A. Suposs, its President. The loss of Mr. Suposs' services could have a detrimental effect on the Company. The Company maintains for Avert's benefit a $1 million key man life insurance policy on Mr. Suposs.

Competition

     Avert faces both direct and indirect competition for its products and services. Direct competitors are other background checking companies. Indirect competitors are companies engaged in, among others, drug, aptitude and attitude testing, handwriting analysis, and on-the-job trial employment (employee leasing). The Company believes that there are a large number of direct competitors. A significant number of these competitors are small companies operating on a local or regional basis, while some are large companies operating on a national scale. The Company also believes that there are a number of indirect competitors, with most of them operating on a national basis. Many of the Company's competitors have financial and personnel resources substantially greater than those of the Company. Avert believes that it has a competitive advantage over many of its direct competitors because it has a wider variety of products and services to offer to customers. In addition, Avert believes that it has a price advantage over many of its direct competitors because, unlike these competitors, Avert obtains substantially all of its background information directly from the source rather than through the purchase of information from other companies for resale to its customers. Currently, the information for only two of the Company's eight existing products is purchased from other companies. As more companies enter the market, and if larger, direct competitors place more emphasis on the employment background segment of their operations and/or indirect competitors expand their businesses to include background checking products and services, the competition within the industry could become more intense. Accordingly, no assurance can be given that the Company will be able to continue to compete favorably in this industry.

Dividends

     The Company paid dividends totalling $0.075 per share on its Common Stock during each of the years in the two-year period ended December 31, 1993. Avert does not intend any further dividends in the foreseeable future.

Superior Rights of Preferred Stock

     The Company has a class of authorized Preferred Stock. The Board of Directors, without shareholder approval, may issue shares of the Preferred Stock with rights and preferences adverse to the voting power or other rights of the holders of the Common Stock. No Preferred Stock has been issued.

Shares Eligible for Future Sales; Registration Rights

     Future sales of Common Stock by existing stockholders under Rule 144 of the Securities Act or otherwise could have an adverse effect on the market price of the Common Stock. A total of 3,488,125 shares (the "Outstanding Shares") of the Company's Common Stock is currently outstanding. Of these Outstanding Shares, 3,028,506 shares are freely tradeable under the Securities Act, and the remaining 459,619 shares are eligible for sale in the public market, subject to compliance with Rule 144.


                                 USE OF PROCEEDS


     The Company will not receive any proceeds from the sale of the Shares.


                                 DIVIDEND POLICY


     The Company paid dividends totalling $0.075 per share on its Common Stock during each of the years in the two-year period ended December 31, 1993. No other cash dividends have been paid, and Avert does not intend to pay any further dividends in the foreseeable future. The Company instead intends to retain its earnings to support the operations and growth of its businesses. Any future cash dividends would depend on future earnings, capital requirements, the Company's financial condition and other factors deemed relevant by the Board of Directors.

                              SELLING STOCKHOLDERS


     The following table sets forth certain information with respect to the Selling Stockholders and the beneficial ownership of Common Stock by them before and after the offering being made hereby. Such information was provided to the Company by the Selling Stockholders for inclusion in this Prospectus. Additional information concerning the Selling Stockholders and the Shares is set forth in the notes to the table.

                                                                  Shares Owned          Shares Being          Shares Owned
                                                                Before Offering(1)        Offered(2)       After Offering(2)
                                                               --------------------     ------------     ---------------------
        Name                                                   Number       Percent                      Number        Percent
        ----                                                   ------       -------                      ------        -------
        Charles C. Bruner...................................    20,528       (3)            20,528         -0-          -0-
        Ronald S. Mallett...................................     1,100       (3)             1,100         -0-          -0-
        J. Henry Morgan.....................................    13,452       (3)            13,452         -0-          -0-
        Eugene L. Neidiger..................................    23,500       (3)            23,500         -0-          -0-
        Regina L. Neidiger..................................     2,000       (3)             2,000         -0-          -0-
        Robert L. Parrish...................................    12,920       (3)            12,920         -0-          -0-
        Anthony B. Petrelli.................................    25,500       (3)            24,000        1,500         (3)
        John J. Turk, Jr....................................     2,500       (3)             2,500         -0-          -0-

----------------------

(1) Includes or consists of Shares issuable upon exercise of warrants initially issued to the representative (the "Representative") of the underwriters of the Company's IPO completed in June 1994 (the "Representative's Warrants"). The Representative's Warrants, which contain certain registration rights, were transferred by the Representative to the persons named in the table in June 1994. Each of such persons was an officer or otherwise affiliated with the Representative at the time of the IPO. Pursuant to the terms of the Representative's Warrants, the Company is obligated to pay the fees and expenses incurred by it incident to the offering of the Shares. None of the Shares issuable upon exercise of the Representative's Warrants will be sold in this offering unless the Representative's Warrants are first exercised and the related exercise price is paid to the Company.

(2) Assumes all Shares offered hereby are sold.

(3) Represents less than 1% of the outstanding shares of Common Stock.

                            DESCRIPTION OF SECURITIES


     The Company is authorized to issue (i) 9,000,000 shares of Common Stock, No Par Value, of which 3,488,125 shares are issued and outstanding and (ii) 1,000,000 shares of Preferred Stock, No Par Value, of which no shares have been issued.

Common Stock

     Holders of Common Stock are entitled to one vote for each share of Common Stock held of record on all matters submitted to a vote of shareholders. Holders of a majority of the shares of Common Stock outstanding may authorize a merger, consolidation, dissolution of the Company, the sale of all or substantially all of the Company's assets if not made in the usual or ordinary course of the Company's business, or an amendment of the Company's Articles of Incorporation. In the event of liquidation, holders of Common Stock are entitled to share pro rata in any distribution of the Company's assets to holders of Common Stock after payment of liabilities and liquidation preferences, if any, granted to holders of Preferred Stock. There are no preemptive, subscription, conversion or redemption rights regarding the Common Stock. Holders of Common Stock are entitled to receive such dividends as may be declared on the Common Stock by the Board of Directors in its discretion out of funds legally available for that purpose.

Preferred Stock

     The Board of Directors has the authority to issue the Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series and the designation of such series, without further vote or action by the shareholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting power and other rights of the holders of Common Stock, including the loss of voting control to others.



                              PLAN OF DISTRIBUTION


     The distribution of the Shares by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq National Market or otherwise, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker dealers (which may include the Representative), and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). Such brokers or dealers may be deemed to be "underwriters' within the meaning of the Securities Act in connection with such sales and any commissions received by them may be deemed to be underwriting compensation.

     In accordance with applicable rules and regulations promulgated under the Exchange Act, any person engaged in the distribution of any of the Shares may not simultaneously engage in market activities with respect to any of the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders may be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Shares by the Selling Stockholders.

     The Company and the Selling Stockholders have agreed to indemnify each other against certain liabilities, including liabilities, under the Securities Act.


                                  LEGAL MATTERS


     The validity of the Shares offered hereby will be passed upon for the Company by Baker & Hostetler LLP, Denver, Colorado.


                                     EXPERTS

     The financial statements as of December 31, 1996 and for the years ended December 31, 1995 and 1996, which are included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, have been audited by HEIN + ASSOCIATES LLP, independent certified public accountants, to the extent and for the periods indicated in their report, and are incorporated herein by reference upon the authority of that firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


     Capitalized terms used but not defined in Part II have the meanings ascribed to them in the Prospectus included as part of this Registration Statement.


Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of Common Stock registered hereby, all of which expenses, except for the Commission registration fee, are estimates:

                    Description                                           Amount
                    -----------                                           ------

Securities and Exchange Commission registration fee.............        $    269

Accounting fees and expenses....................................           1,000

Legal fees and expenses.........................................           8,500

Miscellaneous expenses..........................................             231
                                                                          ------

Total...........................................................        $ 10,000
                                                                        ========


Item 16.  Exhibits.

     The following exhibit is filed herewith or incorporated by reference herein:

Exhibit     Item 601 Cross
Number        Reference        Document as Form S-3 Exhibit
-------     --------------     ----------------------------

 5.1             5             Opinion  of Baker & Hostetler LLP  re legality of
                               the securities to be offered

 23.2           23             Consent  of  Baker &  Hostetler  LLP (included in
                               Exhibit 5.1)

 23.3           23             Consent of Hein + Associates LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado on the 18th day of July, 1997.

                                             AVERT, INC.


                                             By:  /s/ Dean A. Suposs
                                                --------------------------------
                                                  Dean A. Suposs, President


     Each of the undersigned officers and directors of Avert, Inc. hereby appoints Dean A. Suposs, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications, instruments or documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of July 18, 1997, by the following persons in the capacities indicated:


      /s/ Dean A. Suposs                       Chairman of the Board; President
----------------------------------------
         Dean A. Suposs
   Principal Executive Officer

               *
----------------------------------------        Director
       D. Michael Vaughan

               *                                Director
----------------------------------------
        Stephen C. Fienhold

               *                                Director
----------------------------------------
         Stephen D. Joyce

       /s/ Jamie M. Burgat                      Vice President of Operations;
----------------------------------------        Treasurer
          Jamie M. Burgat
(Principal Financial and Accounting Officer)


*By: /s/ Dean A. Suposs
    ------------------------------------
         Dean A. Suposs
        Attorney-in-Fact

                                  EXHIBIT INDEX



Exhibit
Number       Description                                                Page No.
-------      -----------                                                --------

 5.1 Opinion of Baker & Hostetler LLP re legality of the securities to be offered

 23.2        Consent  of  Baker &  Hostetler  LLP (included in            N/A
             Exhibit 5.1)

 23.3        Consent of Hein + Associates LLP